Exhibit 99.1

908 Devices Appoints Christopher D. Brown to its Board of Directors

BOSTON, June 16, 2025 – 908 Devices Inc. (Nasdaq: MASS), a pioneer of purpose-built handheld devices for chemical analysis, announces that it has appointed Christopher D. Brown, PhD, Vice President, Analytics R&D at Repligen Corporation (Nasdaq: RGEN), and a 908 Devices Co-founder, to serve on its Board of Directors, effective immediately.

Dr. Brown co-founded 908 Devices and served as the company’s Chief Technology Officer & Vice President of Research & Development from February 2012 to March 2023, and as its Chief Product Officer from March 2023 until March 2025 when Repligen purchased the company’s bioprocessing portfolio. Prior to 908 Devices, Dr. Brown was a platform architect at Apple Inc. (Nasdaq: AAPL) leading investigations in future-gen health technologies. Prior to Apple, from April 2010 to October 2010, he was a Senior Director at Thermo Fisher Scientific Inc. (NYSE: TMO) and from 2005 until 2010 he led product development and engineering at Ahura Scientific, which was acquired by Thermo Fisher Scientific.

Dr. Brown holds a bachelor’s degree in mathematics and chemistry from Brandon University, and a PhD in chemistry from Dalhousie University where he specialized in statistical and machine learning methods for chemical data.

“Chris played a pivotal role in shaping our product strategy and assembling the exceptional team that continues to advance our technology today,” said Kevin J. Knopp, CEO and Co-founder, 908 Devices. “I’m excited that we can continue to benefit from his expertise, vision, and leadership in his new role on the Board.”

“I’m delighted that Chris is now a board member,” said Kevin Hrusovsky, Chairman of 908 Devices. “His deep expertise in advanced analytical technologies and long-standing commitment to innovation will be a valuable asset to the Board and to the company.”

About 908 Devices

908 Devices is revolutionizing chemical analysis with its simple handheld devices, addressing life-altering applications. The Company’s devices are used at the point-of-need to interrogate unknown and invisible materials and provide quick, actionable answers to directly address some of the most critical problems in vital health and safety applications, such as the fentanyl and illicit drug crisis, toxic carcinogen exposure, and global security threats. The Company is headquartered in the heart of Boston, where it designs and manufactures innovative products that bring together the power of complementary analytical technologies, software automation, and machine learning. For more information, visit www.908devices.com.

Forward Looking Statements for 908 Devices

This press release includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the expected uses and capabilities of the Company’s products. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including the risks outlined under "Risk Factors" and elsewhere in the Company’s filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Additional information will be made available in the Company’s annual and quarterly reports and other filings that it makes from time to time with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Media Contact

Barbara Russo

brusso@908devices.com

Investor Contact

Carrie Mendivil

IR@908devices.com

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